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                                                                    Exhibit 99.1


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT dated as of October 1, 1996 (this "Agreement") is entered into among Aspen Technology, Inc., a Massachusetts corporation ("Aspen"), and Beatrice R. Noe, Bruce J. Noe, John W. Noe and B-JAC International, Inc. Employees Stock Ownership Plan (collectively the "Initial Holders"), and any of their respective (a) successors-in-interest, (b) family members, trusts wholly or principally for the benefit of family members and affiliates to whom an Initial Holder or its successor-in-interest transfers any of the Registrable Securities (as defined in Section 1) initially issued to such Initial Holder and (c) any other person or persons to whom an Initial Holder transfers all or substantially all of the Registrable Securities initially issued to such Initial Holder (including any participants of B-JAC International, Inc. Employees Stock Ownership Plan to whom Registrable Securities are distributed under such Plan), which family member, trust, affiliate or person described in clause (b) or (c) is registered on the books of Aspen (together with the Initial Holders, such successors-in-interest, family members, trusts, affiliates and other persons are hereinafter sometimes referred to as the "Holders").

     This Agreement is made pursuant to the Agreement and Plan of Reorganization dated as of September 25, 1996 (the "Reorganization Agreement") among Aspen, Aspen Acquisition Corp. II, B-JAC International, Inc. ("B-JAC") and the Initial Holders, pursuant to which, among other things, (a) Aspen Acquisition Corp. II is merging with and into B-JAC (the "Merger"), with B-JAC being the surviving corporation and thereby becoming a wholly owned subsidiary of Aspen and (b) Aspen is issuing shares (the "Shares") of its common stock, $.10 par value ("Aspen Common"), to the Initial Holders, which will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). In order to induce B-JAC to enter into the Reorganization Agreement and the Initial Holders to vote in favor of the Merger, Aspen has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

     NOW, THEREFORE, Aspen and the Initial Holders hereby agree as follows:

     1. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Shares and any other securities issued by Aspen in exchange for any of the Shares (collectively the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (a) such security has been effectively registered under the Securities Act and has been disposed of pursuant to such registration statement, (b) such security is or can be distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (c) such security has been otherwise transferred and (i) Aspen has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (ii) in the opinion of counsel to Aspen, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act or (d) such security has ceased to be outstanding.

     2. SHELF REGISTRATION. Aspen agrees that it shall cause to be filed a registration statement (the "Shelf Registration") on Form S-3 or any other appropriate form under the Securities Act for an offering

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to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to clause (A) of Section 5 hereof) covering the entire issue of Registrable Securities (other than Registrable Securities held in escrow pursuant to the Escrow Agreement dated the date hereof) and such other shares of Aspen Common as may be included pursuant to registration rights of other holders of Aspen Common. Prior to the filing of the Shelf Registration or any supplement or amendment thereto, Aspen will furnish copies of the Shelf Registration or such amendment to one counsel designated by the Holders of a majority of the Registrable Shares, and will not file the Shelf Registration or such amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld. Aspen shall use its best efforts to
(a) cause the Shelf Registration to be declared effective by the Commission on, or as soon as practicable after, the date on which Aspen first publishes financial results covering at least thirty days of post-acquisition combined operations of Aspen and B-JAC as the surviving company and (b) keep the Shelf Registration continuously effective (and register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to clause (A) of Section 5 hereof) for a period (the "Shelf Registration Period") of ninety days after the date on which the Shelf Registration is declared effective by the Commission (or such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration have been sold). Aspen agrees, if necessary, to supplement or make amendments to the Shelf Registration, if required by the registration form used by Aspen for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

     3. PIGGYBACK REGISTRATION. At any time prior to the second anniversary of the date hereof, whenever Aspen proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of Aspen Common for cash sale by Aspen for its own account or by any of Aspen's securityholders, Aspen shall give written notice (the "Offering Notice") of such proposed filing to each of the Holders at least thirty days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing, which request for registration (each, a "Piggyback Registration") must be received by Aspen within fifteen days after the Offering Notice is given. Aspen shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the shares of Aspen Common included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise Aspen in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for Aspen Common, Aspen will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for Aspen Common. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders shall be reduced PRO RATA on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters.

     4. HOLDBACK AGREEMENTS.

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     4.1. RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Each
Holder agrees, if reasonably requested by the managing underwriter or underwriters for any underwritten offering covered by any Piggyback Registration (whether or not such Holder is participating therein), not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 30 days prior to, and during the 180-day period beginning on, the effective date of such Piggyback Registration (except as part of such underwritten offering).

     4.2. RESTRICTIONS ON PUBLIC SALE BY ASPEN. Aspen agrees (a) not to effect any public sale or distribution of any of its securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto) during the thirty-day period beginning on the effective date of the Shelf Registration and (b) to give each Holder written notice of the effectiveness of the Shelf Registration as soon as practicable following, but in any event within two business days following, the effective date.

     5. REGISTRATION PROCEDURES. Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 2 or 3 hereof, Aspen shall use its best efforts to effect the registration of Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable and, in connection with any such request, Aspen shall as expeditiously as possible:

     (a) furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (b) use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Aspen to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (c) notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED that prior to the filing of such supplement or amendment, Aspen will furnish copies thereof to the Holders, any underwriters and counsel for the Holders and will not file such supplement or amendment without the prior consent of such counsel, which consent shall not be unreasonably withheld;

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     (d)  notify the Holder (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a registration statement and prospectus or for additional information after the registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if between the effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby Aspen receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of any event during the period a registration statement is effective which makes any statement made in such registration statement or the related prospectus untrue in any material respect or which requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading;

     (e) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement;

     (f) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Aspen (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Aspen's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that Aspen determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is, in the reasonable judgment of any Inspector, necessary to avoid or correct a misstatement or omission of a material fact in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such seller or underwriter, which counsel shall be reasonably acceptable to Aspen) pursuant to applicable state or federal law. Each seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to Aspen and allow Aspen, at Aspen's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (g) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

     (h) use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar

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          securities issued by Aspen are then listed, PROVIDED that the applicable listing requirements are satisfied.

     Whenever the Holders have requested that any Registrable Securities be registered pursuant to Section 3 hereof, Aspen shall also:

          (A) use reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such seller; PROVIDED, HOWEVER, that Aspen shall not be required to
               (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or by-laws that the Board of Directors of Aspen determines in good faith to be contrary to the best interest of Aspen and its stockholders;

          (B) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

          (C) if such sale is pursuant to an underwritten offering, use reasonable efforts to obtain a "cold comfort" letter and updates thereof from Aspen's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter or underwriters reasonably request.

     Aspen may require each seller or prospective seller of Registrable Securities as to which any registration is being effected to furnish to Aspen such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

     Each Holder agrees that, upon receipt of any notice from Aspen of the happening of any event of the kind described in Section 5(c), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5(c) and, if so directed by Aspen, such Holder shall deliver to Aspen (at Aspen's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If Aspen shall give any such notice, Aspen shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 5(c). Notwithstanding anything to the contrary set forth above in this paragraph, Aspen agrees that it may not require the Holders of Registrable Securities to discontinue disposition of Registrable Securities for purposes of effecting a public offering of any securities of Aspen by any of its security holders (other than an offering made pursuant to a registration on Form S-8).

     Notwithstanding the foregoing, but subject to Section 4.2(a), if Aspen shall furnish to the Holders a certificate signed by the Chief Financial Officer of Aspen stating that (i) in the good faith judgment of

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the Board of Directors of Aspen it would be significantly disadvantageous to
Aspen and its stockholders for any such registration statement to be amended or supplemented because Aspen would be required to disclose in such registration statement, either directly or through incorporation by reference, non-public information that it would not otherwise be obligated to disclose at such time and (ii) the need for such an amendment or supplement is not caused by a proposed secondary public offering of securities of Aspen by any of its securityholders (other than an offering made pursuant to a registration on Form S-8), Aspen may defer such amending or supplementing of such registration statement for not more than 45 days and in such event the Holders shall be required to discontinue disposition of any Registrable Securities covered by such registration statement during such period. Notwithstanding the foregoing, in connection with any amendment or supplement required to reflect a public offering of securities by Aspen, Aspen shall file such amendment or supplement no later than the same day that it files a registration statement relating to such offering and shall provide written notice of the filing of such amendment or supplement to the Holders of Registrable Securities promptly following such filing. If Aspen shall deliver any certificate pursuant to the second preceding sentence in connection with the Shelf Registration pursuant to Section 2, Aspen shall extend the period during which the Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the delivery of such certificate to and including the date when each Holder of Registrable Securities covered by the Shelf Registration shall have received written notice that dispositions can be resumed under the Shelf Registration.

     6. EXPENSES. Aspen shall pay all expenses incident to its performance of or compliance with this Agreement, regardless of whether such registration becomes effective, including (a) all Commission, stock exchange or market registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of Aspen's independent public accountants and counsel and (e) all fees and expenses of any special experts retained by Aspen in connection with any registration pursuant to the terms of this Agreement; PROVIDED, HOWEVER, that the Holders shall be liable for (i) any fees or commissions of brokers, dealers or underwriters, (ii) any transfer taxes and (iii) any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Holders in connection with any registration pursuant to the terms of this Agreement.

     7. INDEMNIFICATION; CONTRIBUTION.

          7.1. INDEMNIFICATION BY ASPEN. Aspen agrees to indemnify, to the fullest extent permitted by law, each Holder and each person, if any, who controls such Holder (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to Aspen by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any supplements thereto after Aspen has furnished such Holder with a sufficient number of copies of the same or by the delivery of prospectuses by such Holder after Aspen notified such Holder in writing to discontinue delivery of prospectuses. Aspen also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

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          7.2. INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to Aspen in writing such information and affidavits with respect to such Holder as Aspen reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, Aspen, its officers, directors and agents and each person, if any, who controls Aspen (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or improperly omitted from, as the case may be, any information or affidavit with respect to such Holder so furnished in writing by such Holder. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Aspen.

            7.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnifying party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense,the indemnifying party shall have the right to settle such action without the consent of the indemnified party; PROVIDED, HOWEVER, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; PROVIDED, FURTHER, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party
     (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
     (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (c) a conflict or potential conflict exists (based on advice of

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      counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

            7.4. CONTRIBUTION. If the indemnification provided for in this
      Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
      Section 7.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall by entitled to contribution from any person.

      If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7.1 and 7.2 hereof without regard to the relative fault of said indemnifying parties or indemnified party.

     8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements

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and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9. RULE 144. Aspen covenants that it shall use its best efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder if and when Aspen becomes obligated to file such reports, and it shall, if feasible, take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Holder, Aspen shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     In addition, if any of the Registrable Securities have not been registered within three years of the Closing Date (as defined in the Reorganization Agreement), Aspen will, upon request of a Holder, use its best efforts (subject to applicable law) to arrange for the exchange of the certificates representing the then-outstanding Registrable Securities of such Holder for certificates omitting the legend specified in Section 3.2.5 of the Reorganization Agreement; PROVIDED, HOWEVER, that such Holder has not violated any provision of Rule 145 which would preclude such exchange.

     10. MISCELLANEOUS.

          10.1. REMEDIES. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Aspen agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          10.2. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Aspen has obtained the written consent of the Holders that own, in the aggregate, at least a majority of the Registrable Securities then outstanding.

          10.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile (with receipt confirmed), or by courier service, as follows:

          To Aspen:         Aspen Technology, Inc.
                            Ten Canal Park
                            Cambridge, Massachusetts 02141
                            Fax:  (617) 577-0722
                            Attention:  Chief Financial Officer

                             With a copy to:

                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                             Boston, Massachusetts 02109
                             Fax: (617) 832-7000
                             Attention: Mark L. Johnson, Esq.

           To any Holder:    John W. Noe
                             3706 Commodore Point Court
                             Midlothian, Virginia 23112

                             With a copy to:

                             Kaufman & Canoles
                             One Commercial Place
                             Norfolk, Virginia  23514
                             Fax:  (804) 624-3169
                             Attention:  Richard C. Mapp, III

     or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

          10.4. CONSTRUCTION. The headings in this Agreement are included only for convenience and shall not affect the meaning or interpretation of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

          10.5. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Holders and the successors and assigns of Aspen.

          10.6. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement (1) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (2) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (3) shall not be assignable by operation of law or otherwise except to each Stockholder's heirs upon such Stockholder's death. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          10.7. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          10.8. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts. Aspen hereby consents to personal jurisdiction in the U.S. District Court for the Eastern District sitting in Richmond, Virginia, with respect to claims arising under this Agreement.

          10.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                                      * * *

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                          ASPEN TECHNOLOGY, INC.



                          By: /s/ LAWRENCE B. EVANS
                             ------------------------------------------------
                             Lawrence B. Evans, President

                          INITIAL HOLDERS


                          /s/ BEATRICE R. NOE
                          ---------------------------------------------------
                          Beatrice R. Noe


                          /s/  BRUCE J. NOE
                          ---------------------------------------------------
                          Bruce J. Noe

                          /s/ JOHN W. NOE
                          ---------------------------------------------------
                          John W. Noe

                          B-JAC International, Inc. Employees Stock Ownership Plan (formerly B-JAC Computer Services, Inc. Employees Stock Ownership Plan)


                          /s/ JOHN W. NOE
                          ---------------------------------------------------
                          Trustee